UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 14, 2017

ROYAL CARIBBEAN CRUISES LTD.
(Exact Name of Registrant as Specified in Charter)

Republic of Liberia
(State or Other Jurisdiction of Incorporation)

1-11884	98-0081645
(Commission File Number)	(IRS Employer Identification No.)

1050 Caribbean Way, Miami, Florida	33132
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 305-539-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

On February 14, 2017, Richard D. Fain, our Chairman & Chief Executive Officer, entered into a pre-arranged stock trading plan designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the "Plan"). The Plan, which was adopted in compliance with our Securities Trading Policy, is intended to facilitate the diversification of Mr. Fain’s personal assets and provides for the sale of up to 360,000 shares of our common stock between March 2017 and September 2018 subject to specified minimum market prices.

In the event all of the shares subject to the Plan are sold and based on his current ownership, Mr. Fain would continue to beneficially own approximately 1,040,000 shares of our common stock, including approximately 350,000 shares underlying stock option, restricted stock unit and performance share awards granted to Mr. Fain under our equity compensation plans.  This total does not include additional shares of our common stock owned by trusts primarily for the benefit of members of the Fain family.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL CARIBBEAN CRUISES LTD.

Date:	February 16, 2017	By:	/s/ Bradley H. Stein
		Name:	Bradley H. Stein Senior Vice President, General Counsel & Secretary
Title: